UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2018

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, MEDNAX, Inc., a Florida corporation (the “Company”), appointed Mr. Stephen Farber as Executive Vice President of the Company on August 27, 2018, to succeed Ms. Vivian Lopez-Blanco as Chief Financial Officer and Principal Financial Officer of the Company in connection with her retirement following the Company’s release of its operating results for the period ending September 30, 2018. On November 6, 2018, the Board of Directors of the Company (the “Board”) confirmed Mr. Farber’s appointment as Chief Financial Officer and Principal Financial Officer of the Company, effective as of such date. Ms. Lopez-Blanco will continue to serve the Company for a transitional period.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2018, the Board approved Amended and Restated Bylaws of the Company (the “Bylaws”) in order to assign to the Chief Financial Officer of the Company the duties and responsibilities previously assigned to the Treasurer of the Company, as well as to make certain other conforming and related changes. The Bylaws were effective upon approval by the Board.

The foregoing description of the Bylaws is qualified in its entirety by reference to the terms of the Bylaws, a copy of which is attached to this Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of MEDNAX, Inc., dated November 6, 2018

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws of MEDNAX, Inc., dated November 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: November 6, 2018	By:	/s/ Stephen Farber
	Name:	Stephen Farber
	Title:	Chief Financial Officer